UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2005 (December 5, 2005)
LOUDEYE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-29583	91-1908833

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1130 Rainier Avenue South Seattle, Washington	98144

(Address of Principal Executive Offices)	Zip Code
(206) 832-4000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
     On December 9, 2005, Loudeye Corp. issued a press release announcing that Overpeer, Inc., Loudeye’s wholly-owned content protection services subsidiary, has ceased operations effective immediately. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
     On December 5, 2005, Overpeer notified its employees that the company was ceasing operations, and that all employees would be terminated by no later than December 30, 2005. Overpeer expects to incur approximately $200,000 in severance and related payroll costs associated with the closing of its operations, which is expected to be paid during December 2005. In addition, Overpeer may incur additional wind-down costs to terminate property or equipment leases, and other contracts. The cessation of the Overpeer operations may also result in the acceleration of depreciation or amortization or the impairment of certain fixed and intangible assets. Loudeye expects to record charges related to the cessation of the Overpeer business in the fourth quarter 2005. Loudeye anticipates that the net assets and results of operations for Overpeer will be presented as discontinued operations in its consolidated financial statements.
     This release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current estimates and actual results may differ materially due to risks, such as wind-down costs that differ from original estimates, for example because of unforeseen complexities of moving equipment or terminating contractual obligations; amounts for non-cash charges relating to fixed assets that differ from the original estimates because of the ultimate fair market value of such fixed assets; and other risks set forth in Loudeye’s most recent Form 10-Q, Form 10-K and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. Loudeye assumes no obligation to update the forward-looking statements.
Item 2.06 Material Impairments
     Please refer to the discussion in Item 2.05 hereof, which is incorporated herein by reference. Loudeye may record a material non-cash impairment charge relating to a write-down of the carrying value of some or all of the goodwill and long-lived assets associated with Loudeye’s wholly-owned subsidiary, Overpeer. Inc., however Loudeye is currently unable to make a determination of the amounts or range of amounts of any such impairment charges. As of November 30, 2005, the carrying value of goodwill associated with Overpeer, Inc. was approximately $1.9 million and the carrying value of long-lived assets associated with Overpeer Inc. was approximately $3.2 million.
Item 8.01 Other Events
     In October 2005, Loudeye was served in a breach of contract lawsuit brought by Tennessee Pacific Group, LLC, one of our customers for encoding services. In November 2005, Loudeye and Tennessee Pacific reached a settlement of the dispute pursuant to which Loudeye resumed on-going encoded content deliveries and paid Tennessee Pacific a one-time settlement amount of $25,000. The lawsuit was dismissed with prejudice in December 2005.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release dated December 9, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.
Dated: December 9, 2005	By:	/s/ Chris J. Pollak
Chris J. Pollak
Chief Financial Officer